Exhibit 99.2

PRELIMINARY PROXY CARD, DATED JUNE 25, 2021—

SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

CORE-MARK HOLDING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott McPherson and David Lawrence (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of common stock of Core-Mark that the undersigned is entitled to vote at the Core-Mark special meeting, to be held in virtual format at www.virtualshareholdermeeting.com/CORE2021SM, on [•] [•], 2021 at [•] [•].m., Central Time, or at any adjournment or postponement thereof.

The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/CORE2021SM, where the undersigned will be able to listen to the meeting live, submit questions and vote. The undersigned will need to enter the 16-digit control number included on this proxy card or on the instructions that accompanied the proxy materials to access the virtual meeting. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact MacKenzie Partners, Inc., Core-Mark’s proxy solicitor.

Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2 and 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

THE CORE-MARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CORE-MARK STOCKHOLDERS VOTE “FOR” PROPOSAL NOS. 1, 2 and 3.

Please mark votes as indicated in this example                          ☒

Proposal No. 1 — Merger Agreement Proposal — To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 17, 2021, which is referred to as the merger agreement, by and among Performance Food Group Company, which is referred to as PFG, Longhorn Merger Sub I, Inc., Longhorn Merger Sub II, LLC and Core-Mark Holding Company, Inc., which is referred to as Core-Mark, as may be amended from time to time, a copy of which is attached as Annex A to the proxy statement/prospectus.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — Merger-Related Compensation Proposal — To consider and vote on a non-binding advisory vote on compensation payable to executive officers of Core-Mark in connection with the proposed transactions.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — Core-Mark Adjournment Proposal — To consider and vote on a proposal to adjourn the special meeting from time to time, if necessary or appropriate, (a) due to the absence of a quorum, (b) to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Merger Agreement Proposal or (c) to allow reasonable additional time for the filing and mailing of any required supplement or amendment to the accompanying proxy statement/prospectus, and the review of such materials by Core-Mark stockholders.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:                         , 2021

Signature: ______________________________________________________________________________

Signature (if held jointly)/Title: _____________________________________________________________

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

Abstention from voting will have the same effect as a vote “AGAINST” Proposal Nos. 1, 2 and 3.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2 and 3.

If any other matters properly come before the special meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.